SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2003


                               COLOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-16450                                      13-3453420
       -------                                      ----------
(Commission File Number)                (IRS Employer Identification No.)


                 4350 Peachtree Industrial Boulevard, Suite 100,
               Norcross, GA 30071 (Address of principal executive
                          offices, including zip code)


                                 (770) 840-1090
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

     On January 23, 2003 Color Imaging, Inc.'s ("Color Imaging") registration statement on Form SB-2 offering of up to 7 million shares of its common stock was declared effective by the Securities and Exchange Commission. On March 6, 2003, Color Imaging received subscription proceeds of $6,075,000 for the public sale of 4,500,000 shares of its common stock from an affiliate. The acquisition of our common stock by this affiliate is for investment purposes.

     Subject to acceptance by Color Imaging of the investment in accordance with the offering procedures, Color Imaging will terminate the offering effective March 13, 2003 and accept no additional subscriptions. Based upon the shares issued and outstanding as of this date and upon the issuance of 4,500,000 shares of common stock pursuant to the registration statement, Color Imaging will have 12,925,005 shares of common stock issued and outstanding.








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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Color Imaging, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   COLOR IMAGING, INC.


Date:  March 7, 2003               By: /s/ Morris E. Van Asperen
                                      -----------------------------------------
                                       Name:  Morris E. Van Asperen
                                       Title: Executive Vice President and Chief
                                              Financial Officer








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